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EXHIBIT 23.2 Consent of Russell Bedford Stefanou & Mirchandani LLP


                                  [LETTERHEAD]
                  [Russell Bedford Stefanou & Mirchandani LLP]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: Bentley Communications Corp.

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated September 24, 2002 included in the Bentley Communications Corp.'s Annual Report on Form 10-KSB for the year ending June 30, 2002, and to all references to our Firm under Item 5 in this Registration Statement.


                                      /s/ Russell Bedford Stefanou & Mirchandani
                                      ------------------------------------------
                                      Russell Bedford Stefanou & Mirchandani

McLean, Virginia
October 25, 2002